Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
     In connection with the Quarterly Report of PetSmart, Inc. (the “Company”) on Form 10-Q for the period ended November 1, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence P. Molloy, the Senior Vice President, and Chief Financial Officer of the Company, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended and 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 25, 2009

/s/ Lawrence P. Molloy
Lawrence P. Molloy
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), has been provided to PetSmart, Inc. and will be retained by PetSmart, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PetSmart, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.